Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 23390.000424

March 8, 2013

Board of Directors

NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

Registration Statement on Form S-4 for

4.100% Senior Notes due 2022 Exchange Offer

Ladies and Gentlemen:

We have acted as special counsel to NewMarket Corporation, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company and the Company’s wholly-owned domestic subsidiaries listed on Schedule A hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register (i) $350,000,000 aggregate principal amount of the Company’s 4.100% Senior Notes due 2022 (the “Exchange Securities”) and (ii) the guarantees of the Company’s obligations under the Exchange Securities by the Guarantors (the “Exchange Security Guarantees”). The Exchange Securities and the Exchange Security Guarantees are to be issued in the exchange offer described in the Registration Statement (the “Exchange Offer”) for an equal aggregate principal amount of the Company’s 4.100% Senior Notes due 2022 (the “Initial Securities”) and the guarantees of the Company’s obligations under the Initial Securities (the “Initial Security Guarantees”), each of which were issued on December 20, 2012 in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The Initial Securities and the Initial Security Guarantees were, and the Exchange Securities and the Exchange Security Guarantees will be, issued pursuant to the terms of an Indenture, dated as of December 20, 2012 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Exchange Offer are described in the Registration Statement and the prospectus (the “Prospectus”) that is part of the Registration Statement.

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS   HOUSTON  LONDON  LOS ANGELES

McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN FRANCISCO  TOKYO  WASHINGTON

www.hunton.com

NewMarket Corporation Board of Directors

March 8, 2013

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have made such legal and factual examinations and inquiries as we have deemed necessary for the purpose of rendering this opinion, including, but not limited to, the examination of the following:

(i)	the Indenture (including the guarantees of the Exchange Securities therein representing the Exchange Security Guarantees);

(ii)	a copy of the global note representing the Exchange Securities;

(iii)	the Registration Rights Agreement dated December 20, 2012 among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the initial purchasers of the Initial Securities (the “Registration Rights Agreement”);

(iv)	the Registration Statement; and

(v)	the Prospectus.

The documents referenced in items (i) and (ii) above are hereinafter collectively referred to as the “Opinion Documents.”

In rendering the opinions expressed below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials (including the certificates of the Virginia State Corporation Commission and Delaware Secretary of State as to the existence and good standing of the Company and each of the Guarantors in the respective jurisdictions of their incorporation or formation, as confirmed through March [6], 2013, hereinafter referred to as the “State Certificates”) and have made such inquiries of such officers and representatives of the Company and the Guarantors, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

For purposes of the opinions expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals, (b) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (c) the legal capacity of natural persons, (d) the genuineness of signatures and the completion of all deliveries not witnessed by us and (e) the due authorization, execution and

NewMarket Corporation Board of Directors

March 8, 2013

delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery by the Company and each of the Guarantors and the validity, binding effect and enforceability thereof upon the Company and each of the Guarantors).

As to factual matters, we have relied upon, and assumed the accuracy of, the representations and warranties included in the Opinion Documents, upon certificates of officers of the Company and the Guarantors, and upon certificates of public officials.

We do not purport to express an opinion on any laws other than the federal law of the United States of America, the laws of the Commonwealth of Virginia, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company and each of the Guarantors has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or formation and has the corporate or limited liability company power, as applicable, to execute the Exchange Securities and the Exchange Security Guarantees that are contained in the Indenture, respectively.

2. The Indenture has been duly executed and delivered by the Company and each of the Guarantors and constitutes the legal, valid and binding obligation of the Company and each of the Guarantors under New York law, enforceable against the Company and each of the Guarantors in accordance with its terms.

3. The Exchange Securities, when executed, issued, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer, will constitute legal, valid and binding obligations of the Company under New York law, enforceable in accordance with their terms and the terms of the Indenture and entitled to the benefits of the Indenture.

4. The Exchange Security Guarantees, when the Exchange Securities are executed, issued, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the terms of the Exchange Offer, will constitute legal, valid and binding obligations of the Guarantors under New York law, enforceable in accordance with their terms and the terms of the Indenture and entitled to the benefits of the Indenture.

NewMarket Corporation Board of Directors

March 8, 2013

Our opinions expressed in paragraphs 2, 3 and 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In addition, for purposes of our opinions expressed in paragraphs 2, 3 and 4 above as they relate to enforceability, we express no opinion with respect to (i) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (ii) enforceability of any indemnification or contribution provisions, (iii) the ability of any person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding, (iv) any right to the appointment of a receiver, (v) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process, (vi) the effect of the law of any jurisdiction that limits the rate(s) of interest that may be charged or collected or the waiver of any stay, extension or usury laws or similar provisions, (vii) the enforceability of any right to receive interest on interest, (viii) the enforceability of any provision specifying that amendments or waivers be made in writing to the extent of any subsequent oral agreement modifying the applicable document or (ix) any federal or state law or regulation relating to the environment, any law of any municipality or any local government, any federal or state labor law or regulation, any intellectual property law, any antitrust law, any law relating to zoning and use or subdivision, or any law or regulation relating to pension or other employee benefits.

Our opinion with respect to due incorporation or formation, valid existence and good standing of the Company and each of the Guarantors is based solely on our review of the State Certificates and is given as of the date set forth in the State Certificates.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP

Schedule A

Guarantors	Jurisdiction of Incorporation or Formation

Afton Chemical Additives Corporation	Virginia

Afton Chemical Asia Pacific LLC	Virginia

Afton Chemical Canada Holdings, Inc.	Virginia

Afton Chemical Corporation	Delaware

Afton Chemical Intangibles LLC	Virginia

Afton Chemical Japan Holdings, Inc.	Virginia

Ethyl Asia Pacific LLC	Virginia

Ethyl Canada Holdings, Inc.	Virginia

Ethyl Corporation	Virginia

Ethyl Export Corporation	Virginia

Ethyl Interamerica Corporation	Delaware

Ethyl Ventures, Inc.	Virginia

Foundry Park I, LLC	Virginia

Foundry Park II, LLC	Virginia

Gamble’s Hill Lab, LLC	Virginia

Gamble’s Hill Landing, LLC	Virginia

Gamble’s Hill Third Street, LLC	Virginia

Gamble’s Hill Tredegar, LLC	Virginia

Gamble’s Hill, LLC	Virginia

Interamerica Terminals Corporation	Virginia

NewMarket Development Corporation	Virginia

NewMarket Investment Company	Virginia

NewMarket Services Corporation	Virginia

Old Town LLC	Virginia

The Edwin Cooper Corporation	Virginia